Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Announces Second Quarter 2022 Results

•Recognized a net loss of $4.6 million, resulting primarily from fees and expenses related to the pending merger with PotlatchDeltic Corporation.

•Produced Adjusted EBITDA of $13.7 million and $24.6 million in total revenues.

•Captured blended net timber sales pricing 10% higher year over year driven by a 21% increase in sawtimber pricing.

•Continued to generate significant premiums over TimberMart-South South-wide pricing averages as a result of prime timberlands located in strong local markets.

•Generated $8.8 million in timberland sales, accelerating timing of full-year plan.

•Acquired 1,300 acres of prime timberlands located in southeast Alabama for $2.2 million.

ATLANTA – August 4, 2022 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported second quarter 2022 results.

Brian M. Davis, CatchMark's President and CEO, said: "Second quarter results were in line with our business plan. They reflect planned lower harvest volumes in the U.S. South, partially offset by higher timber sales pricing, and last year’s Bandon disposition in the Pacific Northwest as well as lower asset management fees due to last year’s Triple T exit. Net loss was attributable to fees and expenses related to the pending PotlatchDeltic merger. We continued to achieve pricing premiums across our prime U.S. South timberlands as compared to market averages, in particular generating strong sawtimber pricing. Year over year, we also completed more timberland sales as planned. Net cash from operating activities and cash available for distribution comfortably covered our quarterly dividend.”

The timing of the declaration of a third quarter CatchMark dividend and its payment date will depend on the timing of the closing of the merger with PotlatchDeltic. The merger is expected to close by the end of the third quarter.

SECOND QUARTER 2022 RESULTS

The following table summarizes the current quarter and comparable prior year period results:

Exhibit 99.1

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended June 30,		Change
	2022	2021	Dollars, Tons or Acres	%
Results of Operations
Revenues	$24.6	$31.9	$(7.4)	(23)%
Net Income (Loss)	$(4.6)	$1.8	$(6.3)	360%
Adjusted EBITDA	$13.7	$17.6	$(3.9)	(22)%

Harvest Volume (tons)	399,862	528,007	(128,145)	(24)%
Acres Sold	5,700	4,300	1,400	29%

Business Segments Overview

Harvest Operations

	Three Months Ended June 30,		Change
(in millions except for prices)	2022	2021	$	%
Timber Sales Revenue - Consolidated	$14.7	$20.1	$(5.4)	(27)%
Timber Sales Revenue - U.S. South	$14.7	$16.4	$(1.7)	(10)%
Timber Sales Revenue - PNW	$—	$3.7	$(3.7)	(100)%
Harvest EBITDA	$6.9	$9.4	$(2.5)	(27)%
Net Timber Sales Price - U.S. South (per ton):
Pulpwood	$14	$15	$(1)	(5)%
Sawtimber	$31	$26	$5	21%

•Timber sales revenue and Harvest EBITDA were each 27% lower year over year as a result of lower harvest volumes.

•Overall harvest volumes were down 24% year over year due to planned reduced harvests in the U.S. South and the 2021 sale of the Bandon timberlands in the Pacific Northwest.

•In the U.S. South, where CatchMark now operates exclusively, timber sales revenue of $14.7 million was 10% lower year over year due to a planned 19% decrease in harvest volumes, offset by 10% increase in blended net timber sales pricing year over year.

•Sawtimber pricing increased 21% year over year while pulpwood pricing was down 5%.

•Harvests from CatchMark's prime timberlands located exclusively in leading mill markets across the U.S. South continued to generate significant pricing premiums over TimberMart-South South-wide averages during the second quarter.

•Sawtimber mix, as a percentage of total volume, increased to 41% from 39% year over year.

Real Estate

	Three Months Ended June 30,		Change
(in millions except for prices)	2022	2021	$	%
Timberland Sales Revenue	$8.8	$7.6	$1.2	16%
Real Estate EBITDA	$8.7	$7.3	$1.3	18%
Average Sales Price (per acre)	$1,564	$1,743	$(179)	(10)%

Exhibit 99.1
Timberland Sales

•Timberland sales revenue increased 16% year over year due to selling 1,400 more acres in second quarter 2022 than in second quarter 2021, meeting plan targets.

•Real Estate EBITDA increased 18% as a result of higher timberland sales revenue.

•Timberland sales price per acre at $1,564 was 10% lower than the $1,743 per-acre price achieved in second quarter 2021 due to lower productivity characteristics in the acres sold, including a significantly lower percentage of pine plantations.

•The margin on timberland sales increased year over year to 27% despite the lower sales price per acre.

•Acres sold in the current quarter had a significantly lower average merchantable timber stocking than the CatchMark portfolio average of 39 tons per acre at the beginning of the year.

•CatchMark made no large dispositions during the quarter as the company’s capital recycling program ended in 2021.

Timberland Acquisitions

•CatchMark acquired the Big Island timberlands, comprising approximately 1,300 high-quality acres located in Barbour County, AL for $2.2 million, or $1,653 per acre. The acquired timberlands have a site index of 70 and comprise 82% pine plantations. The timberlands are located within a primary haul zone near existing CatchMark mill markets.

•During the quarter, CatchMark also agreed to acquire 870 acres in Georgia for a total of $2.0 million. This transaction is expected to close in the third quarter.

Investment Management

	Three Months Ended June 30,		Change
(in millions)	2022	2021	$	%
Asset Management Fee Revenue	$0.1	$3.2	$(3.1)	(97)%
Investment Management EBITDA	$0.4	$3.3	$(2.9)	(87)%

•The significant decreases in year-over-year asset management fee revenue, down 97%, and Investment Management EBITDA, down 87%, were due to last year’s Triple T exit and the expiration of the related transition services agreement on March 31, 2022.

•Incentive-based promotes and joint venture income continued to be generated from Dawsonville Bluffs as the joint venture continued to capitalize on strong demand for wetlands mitigation credits.
•During the quarter, CatchMark recognized $0.3 million of income, $0.4 million of Adjusted EBITDA and received a $0.3 million cash distribution from Dawsonville Bluffs. After quarter’s close, CatchMark received an additional $0.5 million cash distribution from the joint venture.

CAPITAL POSITION AND SHARE REPURCHASES

CatchMark maintained its strong balance sheet and ample liquidity during the quarter.

Exhibit 99.1
•As of June 30, 2022, the company had $33.7 million of cash on hand and $253.6 million of borrowing capacity remaining under its credit facilities. There were no changes to its credit facilities during the quarter.

•Interest expense decreased $0.6 million year over year to $2.8 million, primarily due to a 32% lower weighted-average debt outstanding balance, offset by higher weighted-average interest rates, which the company has effectively hedged against through its interest rate management program.

Covered Quarterly Dividend: Stockholders received a total of $3.6 million in dividend distributions, which were fully covered by net cash provided by operating activities and Cash Available for Distribution.

Share Repurchases: The company did not make any share repurchases during the quarter and had $13.7 million remaining under its share repurchase program as of June 30, 2022.

Conference Call

Due to the company’s pending merger with PotlatchDeltic Corporation, a second quarter 2022 earnings call will not be held.

About CatchMark

CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 350,000 acres* of timberlands located in the U.S. South. For more information visit www.catchmark.com.
* As of June 30, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about the timing of our third quarter dividend and the expected timing of the closing of the merger with PotlatchDeltic Corporation. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) the conditions to completion of the merger with PotlatchDeltic Corporation may not be satisfied on the timeline currently expected or at all; and (xiii) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the period ended June 30, 2022, and

Exhibit 99.1
our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

Important Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed merger transaction involving PotlatchDeltic Corporation (“PotlatchDeltic) and CatchMark Timber Trust, Inc. (“CatchMark”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, PotlatchDeltic has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that constitutes a draft prospectus of PotlatchDeltic and which also includes a draft proxy statement of CatchMark. After the Registration Statement has been updated by an amendment and declared effective, CatchMark will mail the definitive proxy statement/prospectus to its stockholders. The proxy statement/prospectus related to the proposed merger will contain important information about PotlatchDeltic, CatchMark, the proposed transaction and related matters. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus) in connection with the proposed merger, when available. Investors will be able to obtain free copies of the proxy statement/prospectus and other documents through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties on PotlatchDeltic’s website at www.potlatchdeltic.com (which website is not incorporated herein by reference), for documents filed with the SEC by PotlatchDeltic, or on CatchMark’s website at www.catchmark.com (which website is not incorporated herein by reference), for documents filed with the SEC by CatchMark.

Participants in the Solicitation

PotlatchDeltic and CatchMark and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CatchMark in connection with the merger transaction. Certain information about the directors and executive officers of PotlatchDeltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 17, 2022, and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 29, 2022, and will be contained in the proxy statement/prospectus described above when it is filed with the SEC. Certain information about the directors and executive officers of CatchMark is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022 and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 15, 2022, and will be contained in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these document from PotlatchDeltic and CatchMark using the contact information above.

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Timber sales	$14,679	$20,111	$32,402	$40,260
Timberland sales	8,818	7,632	14,888	10,989
Asset management fees	110	3,211	2,289	6,329
Other revenues	952	986	1,922	2,048
	24,559	31,940	51,501	59,626
Expenses
Contract logging and hauling costs	6,277	8,825	12,618	17,556
Depletion	3,201	6,657	7,350	14,382
Cost of timberland sales	6,475	5,641	10,812	7,796
Forestry management expenses	1,498	1,707	3,123	3,594
General and administrative expenses	7,650	3,094	11,619	6,694
Land rent expense	106	20	186	133
Other operating expenses	1,441	1,714	2,690	3,427
	26,648	27,658	48,398	53,582

Other income (expense):
Interest income	48	—	51	1
Interest expense	(2,778)	(3,337)	(5,279)	(6,265)
Gain on large dispositions	—	759	—	759
	(2,730)	(2,578)	(5,228)	(5,505)

Income (loss) before unconsolidated joint venture	(4,819)	1,704	(2,125)	539

Income from unconsolidated joint venture:
Dawsonville Bluffs	260	49	750	663
Net income (loss)	(4,559)	1,753	(1,375)	1,202
Net income (loss) attributable to noncontrolling interests	(11)	4	(3)	3
Net income (loss) attributable to common stockholders	$(4,548)	$1,749	$(1,372)	$1,199

Weighted-average common shares outstanding — basic	48,522	48,421	48,501	48,398
Income (loss) per share — basic	$(0.09)	$0.04	$(0.03)	$0.02

Weighted-average common shares outstanding — diluted	48,522	48,562	48,501	48,513
Income (loss) per share — diluted	$(0.09)	$0.04	$(0.03)	$0.02

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	June 30, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$33,727	$22,963
Accounts receivable	3,852	5,436
Prepaid expenses and other assets	18,179	6,294
Operating lease right-of-use asset	2,371	2,527
Deferred financing costs	2,279	2,606
Timber assets:
Timber and timberlands, net	453,240	466,130
Intangible lease assets	—	1
Investments in unconsolidated joint ventures	1,719	1,353
Total assets	$515,367	$507,310

Liabilities:
Accounts payable and accrued expenses	$7,143	$3,677
Operating lease liability	2,556	2,707
Other liabilities	3,957	18,683
Notes payable and lines of credit, net of deferred financing costs	298,478	298,247
Total liabilities	312,134	323,314

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 49,248 and 48,888 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	492	489
Additional paid-in capital	731,339	729,960
Accumulated deficit and distributions	(546,127)	(537,477)
Accumulated other comprehensive income (loss)	15,326	(11,217)
Total stockholders’ equity	201,030	181,755
Noncontrolling Interests	2,203	2,241
Total equity	203,233	183,996
Total liabilities and equity	$515,367	$507,310

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(4,559)	$1,753	$(1,375)	$1,202
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion	3,201	6,657	7,350	14,382
Basis of timberland sold, lease terminations and other	6,698	5,701	10,738	7,667
Stock-based compensation expense	853	767	1,704	1,386
Noncash interest expense	381	586	771	1,171
Noncash lease expense	2	6	5	11
Other amortization	29	44	59	87
Gain on large dispositions	—	(759)	—	(759)
(Income) loss from unconsolidated joint ventures	(260)	(49)	(750)	(663)
Operating distributions from unconsolidated joint ventures	296	—	384	—
Interest paid under swaps with other-than-insignificant financing element	980	1,438	2,377	2,845
Changes in assets and liabilities:
Accounts receivable	(665)	(747)	1,397	(258)
Prepaid expenses and other assets	3,181	282	3,420	497
Accounts payable and accrued expenses	4,385	220	3,529	878
Other liabilities	(350)	2,561	(3,401)	1,606
Net cash provided by operating activities	14,172	18,460	26,208	30,052

Cash Flows from Investing Activities:
Timberland acquisitions and earnest money paid	(2,291)	—	(2,291)	—
Capital expenditures (excluding timberland acquisitions)	(892)	(1,003)	(2,990)	(3,320)
Distributions from unconsolidated joint ventures	—	266	—	266
Net proceeds from large dispositions	—	7,340	—	7,340
Net cash (used in) provided by investing activities	(3,183)	6,603	(5,281)	4,286

Cash Flows from Financing Activities:
Repayments of notes payable	—	(7,295)	—	(7,295)
Financing costs paid	(29)	(3)	(61)	(7)
Interest paid under swaps with other-than-insignificant financing element	(980)	(1,438)	(2,377)	(2,845)
Dividends/distributions paid	(3,648)	(6,563)	(7,296)	(13,128)
Repurchases of common shares	—	(80)	(26)	(158)
Repurchase of common shares for minimum tax withholding	—	(49)	(403)	(538)
Net cash used in financing activities	(4,657)	(15,428)	(10,163)	(23,971)
Net change in cash and cash equivalents	6,332	9,635	10,764	10,367
Cash and cash equivalents, beginning of period	27,395	12,656	22,963	11,924
Cash and cash equivalents, end of period	$33,727	$22,291	$33,727	$22,291

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2022			2021
	Q1	Q2	YTD	Q1	Q2	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	228	235	463	273	300	573
Sawtimber (1)	241	164	405	252	228	480
Total	469	399	868	525	528	1,053

Harvest Mix
Pulpwood	49%	59%	53%	52%	57%	54%
Sawtimber (1)	51%	41%	47%	48%	43%	46%

Period-end Acres ('000)
Fee	352	348	348	385	375	375
Lease	13	—	—	15	15	15
Wholly-owned total	365	348	348	400	390	390
Joint venture interests (6)	—	—	—	1,081	1,080	1,080
Total	365	348	348	1,481	1,470	1,470

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	228	235	463	271	297	568
Sawtimber (1)	241	164	405	205	194	399
Total	469	399	868	476	491	967

Harvest Mix
Pulpwood	49%	59%	53%	57%	61%	59%
Sawtimber (1)	51%	41%	47%	43%	39%	41%
Delivered % as of total volume	66%	70%	68%	74%	77%	76%
Stumpage % as of total volume	34%	30%	32%	26%	23%	24%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$15	$14	$15	$14	$15	$15
Sawtimber (1)	$33	$31	$32	$25	$26	$25

Timberland Acquisition
Gross sales ('000) (3)	$—	$2,200	$2,200	$—	$—	$—
Acres acquired	—	1,300	1,300	—	—	—
Price per acre (3)	$—	$1,653	$1,653	$—	$—	$—

Timberland Sales
Gross sales ('000)	$6,070	$8,818	$14,888	$3,357	$7,632	$10,989
Acres sold	3,400	5,700	9,100	1,800	4,300	6,100
% of fee acres	1.0%	1.6%	2.6%	0.5%	1.2%	1.6%
Price per acre (4)	$1,771	$1,564	$1,642	$1,923	$1,743	$1,749

Large Dispositions (5)
Gross sales ('000)	$—	$—	$—	$—	$7,536	$7,536
Acres sold	—	—	—	—	5,000	5,000
Price per acre	$—	$—	$—	$—	$1,522	$1,522
Gain ('000)	$—	$—	$—	$—	$759	$759

Pacific Northwest (8)
Timber Sales Volume (tons,'000)
Pulpwood	—	—	—	2	3	5
Sawtimber (1)	—	—	—	47	34	81
Total	—	—	—	49	37	86

Harvest Mix
Pulpwood	—%	—%	—%	4%	8%	6%
Sawtimber (1)	—%	—%	—%	96%	92%	94%
Delivered % as of total volume	—%	—%	—%	100%	100%	100%
Stumpage % as of total volume	—%	—%	—%	—%	—%	—%

Delivered Timber Sales Price ($ per ton) (2) (7)
Pulpwood	$—	$—	$—	$30	$30	$30
Sawtimber (1)	$—	$—	$—	$104	$106	$105
(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Exclusive of transaction costs.
(4)    Excludes value of timber reservations. For the three months ended June 30, 2022 and 2021, we retained 32,000 tons and 49,000 tons of merchantable inventory, with a sawtimber mix of 45% and 32%, respectively. For the six months ended June 30, 2022 and 2021, we retained 50,000 tons and 59,000 tons of merchantable inventory, with a sawtimber mix of 58% and 36%, respectively.
(5)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(6)    Represents properties owned by Triple T joint venture in which CatchMark owned a common partnership interest; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest.
(7)    Delivered timber sales price includes contract logging and hauling costs.
(8)    Exited the Pacific Northwest in August 2021.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(4,559)	$1,753	$(1,375)	$1,202
Add:
Depletion	3,201	6,657	7,350	14,382
Interest expense (1)	2,397	2,752	4,508	5,094
Amortization (1)	412	636	835	1,269
Depletion, amortization, and basis of timberland and mitigation credits sold included in loss from unconsolidated joint venture (2)	40	15	104	103
Basis of timberland sold, lease terminations and other (3)	6,698	5,701	10,738	7,667
Stock-based compensation expense	853	767	1,704	1,386
Gain on large disposition (4)	—	(759)	—	(759)
Merger-related costs (5)	4,595	—	4,595	—
Post-employment benefits (6)	—	7	8	23
Other (7)	36	48	52	147
Adjusted EBITDA (8)	$13,673	$17,577	$28,519	$30,514

(1)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(2)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(3)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Reflects merger-related legal fees, consulting fees and other professional fees required to be expensed by GAAP that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis.
(6)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(7)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.
(8)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in

Exhibit 99.1
isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Timber sales	$14,679	$20,111	$32,402	$40,260
Other revenue	952	986	1,922	2,048
(-) Contract logging and hauling costs	(6,277)	(8,825)	(12,618)	(17,556)
(-) Forestry management expenses	(1,498)	(1,707)	(3,123)	(3,594)
(-) Land rent expense	(106)	(20)	(186)	(133)
(-) Other operating expenses	(1,441)	(1,714)	(2,690)	(3,427)
(+) Stock-based compensation	165	143	336	250
(+/-) Other	397	393	439	446
Harvest EBITDA	6,871	9,367	16,482	18,294

Timberland sales	8,818	7,632	14,888	10,989
(-) Cost of timberland sales	(6,475)	(5,641)	(10,812)	(7,796)
(+) Basis of timberland sold	6,321	5,342	10,340	7,284
Real Estate EBITDA	8,664	7,333	14,416	10,477

Asset management fees	110	3,211	2,289	6,329
Unconsolidated Dawsonville Bluffs joint venture EBITDA	300	64	854	766
Investment Management EBITDA	410	3,275	3,143	7,095

Total Operating EBITDA	15,945	19,975	34,041	35,866

(-) General and administrative expenses	(7,650)	(3,094)	(11,619)	(6,694)
(+) Stock-based compensation	688	624	1,368	1,136
(+) Interest income	48	—	51	1
(+) Merger-related costs	4,595	—	4,595	—
(+) Post-employment benefits	—	7	8	23
(+/-) Other	47	65	75	182
Corporate EBITDA	(2,272)	(2,398)	(5,522)	(5,352)

Adjusted EBITDA (1)	$13,673	$17,577	$28,519	$30,514

(1)    See definition of Adjusted EBITDA in footnote 6 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Provided by Operating Activities	$14,172	$18,460	$26,208	$30,052
Capital expenditures (excluding timberland acquisitions)	(892)	(1,003)	(2,990)	(3,320)
Working capital change	(6,551)	(2,316)	(4,945)	(2,723)
Distributions from unconsolidated joint ventures	—	266	—	266
Post-employment benefits	—	7	8	23
Interest paid under swaps with other-than-insignificant financing element	(980)	(1,438)	(2,377)	(2,845)
Other	36	48	52	147
Cash Available for Distribution (1)	$5,785	$14,024	$15,956	$21,600

Adjusted EBITDA (2)	$13,673	$17,577	$28,519	$30,514
Interest paid	(2,397)	(2,752)	(4,508)	(5,094)
Capital expenditures (excluding timberland acquisitions)	(892)	(1,003)	(2,990)	(3,320)
Merger-related costs	(4,595)	—	(4,595)	—
Distributions from unconsolidated joint ventures	296	266	384	266
Adjusted EBITDA from unconsolidated joint ventures	(300)	(64)	(854)	(766)
Cash Available for Distribution (1)	$5,785	$14,024	$15,956	$21,600

Dividends/distributions paid	$3,648	$6,563	$7,296	$13,128

Weighted-average shares outstanding — basic	48,522	48,421	48,501	48,398

Dividends per share	$0.075	$0.135	$0.150	$0.270

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.
(2)    See definition of Adjusted EBITDA in footnote 8 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.